PRICING SUPPLEMENT NO. 120                                     Rule 424(b)(3)
DATED: June 17, 1998                                         File No. 333-43565
(To Prospectus dated January 21, 1998
and Prospectus Supplement dated January 21, 1998)


                                 $7,096,595,162
                         THE BEAR STEARNS COMPANIES INC.
                           MEDIUM-TERM NOTES, SERIES B
             WITH MINIMUM MATURITY OF NINE MONTHS FROM DATE OF ISSUE


Principal Amount:              Floating Rate Notes    Book Entry Notes
$3,000,000                     [x]                    [x]

Original Issue Date:           Fixed Rate Notes       Certificated Notes
June 19, 1998                  [_]                    [_]


Maturity Date:                 CUSIP#: 073928 DG 5
June 19, 2001

Option to Extend Maturity:     No  [x]

                               Yes [_]   Final Maturity Date:



                                          Optional           Optional
                         Redemption       Repayment          Repayment
Redeemable On            Price(s)         Date(s)            Price(s)
-------------            -----------      -----------        -----------

N/A                      N/A              N/A                N/A


Applicable Only to Fixed Rate Notes:
-----------------------------------

Interest Rate:

Applicable Only to Floating Rate Notes:
--------------------------------------

Interest Rate Basis:                      Maximum Interest Rate: N/A

[_]         Commercial Paper Rate         Minimum Interest Rate: N/A

[_]         Federal Funds Rate            Interest Reset Date(s): *

[_]         Treasury Rate                 Interest Reset Period: Monthly

[_]         LIBOR Reuters                 Interest Payment Date(s): **

[x]         LIBOR Telerate

[_]         Prime Rate                    Interest Payment Period: Monthly

[_]         CMT Rate


Initial Interest Rate: 5.79840%

Index Maturity:  One Month

Spread (plus or minus): +0.15%
---------------------------------------

*        The 19th of each month.

**       The 19th of each month.

The distribution of Notes will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules.


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